UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Item 5. Other Events and Regulation FD Disclosure

World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of aviation and marine fuel products and related services, today reported record net income for the second quarter ended June 30, 2003. Net income rose 23 percent to $5.4 million, or $0.49 per diluted share, as compared to $4.4 million, or $0.41 per diluted share, for the same quarter in the prior year. For the six months ended June 30, 2003, the Company reported record earnings of $10.7 million, or $0.97 per diluted share, as compared to $8.9 million, or $0.82 per diluted share, for the same period a year ago.

“We are very pleased with our strong results, which validates our business model and demonstrates the effectiveness of team initiatives. We continue to remain on track for a good year” said Paul Stebbins, Chairman and Chief Executive Officer.

See exhibit 99.1 for the press release.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 1, 2003	World Fuel Services Corporation

/s/ Michael J. Kasbar

Michael J. Kasbar President and Chief Operating Officer

/s/ Francis X. Shea

Francis X. Shea Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)